
<ARTICLE>       5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
condensed consolidated statement of net assets in liquidation as of May 31, 2000 and condensed statement of operations for the five months ended January 31, 2000 and is qualified in its entirety by reference to such financial statements.  The
aforementioned   statement  is  unclassified   and  states  the  net  assets  in
liquidation but does not contain equity accounts.
</LEGEND>
<CIK>                   0000853697
<NAME>                  RSI Holdings, Inc.

<FISCAL-YEAR-END>                             AUG-31-2000
<PERIOD-START>                                SEP-01-1999
<PERIOD-END>                                  MAY-31-2000
<PERIOD-TYPE>                                 9-MOS
<CASH>                                          15,000
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                15,000
<PP&E>                                          22,000
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                  45,000
<CURRENT-LIABILITIES>                        1,198,000
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  (1,153,000)
<TOTAL-LIABILITY-AND-EQUITY>                    45,000
<SALES>                                              0
<TOTAL-REVENUES>                               753,000
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,096,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              51,000
<INCOME-PRETAX>                               (394,000)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (394,000)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (394,000)
<EPS-BASIC>                                       (.05)
<EPS-DILUTED>                                     (.05)

Footnotes:

Other stockholders' equity includes adjustments for accruals and costs expected to be incurred during remaining period of liquidation in the amount of $342,000.




